MASTER AGREEMENT FOR
                       SALE AND PURCHASE OF MORTGAGE LOANS

         This Master Agreement for Sale and Purchase of Mortgage Loans is made this 31st day of August, 1999, between BankBoston, N.A., having its principal office and place of business at 100 Federal Street, Boston, MA 02110 ("Buyer"), and Westmark Mortgage Corporation, a corporation with its principal office and place of business at 8000 North Federal Highway, Boca Raton, FL 33487 ("Seller").

                              PRELIMINARY STATEMENT

         WHEREAS, Seller desires to sell, from time to time, to Buyer, and Buyer desires to purchase, from time to time, from Seller, certain residential first and second mortgage loans as described herein on a servicing-released basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each a "Settlement Date"); and

         WHEREAS, Buyer and Seller desire to prescribe the manner, terms and conditions of the sale and conveyance of the Mortgage Loans.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

                             ARTICLE 1. DEFINITIONS

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Agreement: This Agreement, including all Schedules and Exhibits hereto, as the same may be amended and supplemented from time to time.

         Appraisal: A written statement independently and impartially prepared by a qualified appraiser setting forth an opinion as to the market value of the Mortgaged Property in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations thereunder.

         Approval Advice: See Section 2.3 of this Agreement.

         Assignment of Mortgage: An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of and effect to the sale of the Mortgage to Buyer.

         Bill of Sale and Assignment: A Bill of Sale and Assignment in the form of Exhibit C hereto.

         Business Day: Any day other than a Saturday or Sunday, or a day on which banking institutions in the state in which Buyer maintains its principal office are authorized or obligated by law or executive order to be closed.

         Confirmatory Memorandum: See Section 2.2 of this Agreement.

         FHLMC: Federal Home Loan Mortgage Corporation or any successor thereto.

         FNMA: Federal National Mortgage Association or any successor thereto.

         HELOC: A Mortgage Loan that is a home equity line of credit or any other arrangement under which the Mortgagor has the right to demand further advances from the mortgagee.



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         Loan Documents: As to each Mortgage Loan, all agreements, records and documents in Seller's files with respect to a Mortgage Loan, including at a minimum but not limited to the documents specified in Exhibit A hereto.

         Loan to Value Ratio or LTV: The sum of the original principal amount of the Mortgage Loan (or, if the Mortgage Loan is a HELOC, the Maximum Loan Amount of the Mortgage Loan) and the outstanding principal balance of the Permitted Prior Encumbrance, if any, at the time of origination of the Mortgage Loan, divided by the lesser of (i) the original purchase price of the Mortgaged Property if Mortgagor purchased the Mortgaged Property within twelve months of the Mortgage Loan origination date or (ii) the fair market value of the Mortgaged Property as set forth in the Appraisal as of a date within 45 days before the Mortgage Loan origination date.

         Maximum Loan Amount: With respect to each Mortgage Loan that is a HELOC, the maximum principal amount that may be outstanding at any time under the terms of the related Loan Documents.

         Mortgage: The mortgage, deed of trust, and any other document constituting the basic instruments creating a first or second lien on the real property owned by the Mortgagor and securing the Note.

         Mortgage Loan: An individual residential mortgage loan offered or sold by Seller to Buyer pursuant to this Agreement, including but not limited to, all right, title and interest in, to and under all documents, agreements, instruments and records in respect thereof and all rights, benefits, collateral, payments, recoveries, proceeds and obligations arising therefrom or in connection therewith. The Mortgage Loans sold, assigned and transferred to Buyer under this Agreement shall be identified as provided in Section 3.1 hereof.

         Mortgage Loan Schedule: The schedule of Mortgage Loans to be delivered to Buyer on each Settlement Date as provided in Section 3.1 hereof, which shall specify each Mortgage Loan purchased by Buyer on that Settlement Date and, as to each such Mortgage Loan, shall contain the information specified in Exhibit B hereto.

         Mortgaged Property: The real property subject to the Mortgage which secures a Mortgage Loan.

         Mortgagor: The obligor or obligors under a Mortgage Loan.

         Note: The original Note or other instrument or agreement evidencing the indebtedness of the Mortgagor under a Mortgage Loan.

         Permitted Prior Encumbrance: With respect to each Mortgage Loan, a single recorded mortgage, deed of trust or similar lien instrument having lien priority over the Mortgage and securing indebtedness not exceeding the amount specified in the Mortgage Loan Schedule as to such Mortgage Loan.

         Preliminary Mortgage Loan Schedule: The listing of loans, in the form of a Mortgage Loan Schedule, which is to be provided to Buyer pursuant to
Section 2.1 hereof on which Seller identifies the Mortgage Loans offered for sale to Buyer.

         Premium: The premium, if any, included in the Purchase Price of a Mortgage Loan, expressed as a percentage of the unpaid principal balance of the Mortgage Loan on the Settlement Date, as specified in the Confirmatory Memorandum as to that Mortgage Loan.


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         Purchase Price: The purchase price for each Mortgage Loan shall be an amount as of the Settlement Date equal to the sum of the: (1) unpaid principal balances of the Note; (2) accrued interest which is due and not yet paid or capitalized, calculated in accordance with the terms of the Note, up to but not including the Settlement Date; and (3) any Premium in accordance with the Confirmatory Memorandum; less (4) any discount due Buyer in accordance with the Confirmatory Memorandum.

         Repurchase Price: The sum total of: (1) the outstanding principal balance of the Mortgage Loan, with accrued interest thereon which is due and not yet paid, through the date the Mortgage Loan is repurchased by Seller; (2) all advances made by Buyer and all charges due from the Mortgagor; (3) the total amount, including accrued interest and other expenses paid by Buyer to any senior lienholders to secure a priority lien position; (4) all reasonable and necessary expenses, losses and damages paid or incurred by Buyer in connection with the Mortgage Loan or an investigation of said Mortgage Loan and/or the related collateral, including, but not limited to, property taxes, maintenance costs, interest expense, insurance, appraisals, advertising, sales commissions, reasonable attorney fees, expenses and costs, fines and penalties; and (5) if the demand for repurchase was made within one year after the Settlement Date, the Premium, if any, paid by Buyer in respect of the repurchased Mortgage Loan.

         Settlement Date: Each date of the funding or payment of the Purchase Price by Buyer for Mortgage Loans purchased pursuant to this Agreement.

         Title Insurance Policy: A mortgagee's title insurance policy, in standard ALTA loan policy form, which has been validly issued by a title insurer duly qualified in the jurisdiction in which the Mortgaged Property is located, which is in full force and effect, which is in an amount at least as great as the outstanding principal balance of the Mortgage Loan, and which names Seller, its successors and assigns as the insured party.

         Underwriting Guidelines: The BankBoston Wholesale Seller's Manual heretofore delivered to Seller as may from time to time be amended by Buyer.

                ARTICLE 2. OFFER TO SELL AND ACCEPTANCE OF OFFER

         2.1 Offer. Subject to the terms and conditions of this Agreement, during the term of this Agreement, Seller shall offer to sell Mortgage Loans to Buyer by submitting to Buyer from time to time, for Buyer's review, a Preliminary Mortgage Loan Schedule together with originals or copies of the Loan Documents for each of the Mortgage Loans so offered to Buyer. Each such Preliminary Mortgage Loan Schedule shall include or be accompanied by Seller's proposed rating of each of the Mortgage Loans therein, in accordance with the pricing standards attached hereto as Exhibit D, sufficient to identify the Purchase Price (including any Premium or discount to be used in computing the Purchase Price) that Seller proposes for each of such Mortgage Loans.

         2.2 Acceptance. (a) Buyer may accept Mortgage Loans offered by Seller by delivering to Seller, within three Business Days after Buyer's receipt of the Preliminary Mortgage Loan Schedule and Loan Documents, Buyer's confirmatory memorandum (the "Confirmatory Memorandum") specifying the Mortgage Loans on the Preliminary Mortgage Loan Schedule that Buyer will purchase and the Purchase Price (specifying any Premium or discount to be used in computing the Purchase Price) for each such Mortgage Loan.

                  (b) Buyer and Seller shall use reasonable efforts to resolve any difference as to the rating or applicable Purchase Price in respect of any Mortgage Loan before Buyer delivers its Confirmatory Memorandum. If the Confirmatory Memorandum specifies a rating or applicable Purchase Price for any Mortgage Loan that is different from that proposed or previously agreed by Seller and to which Seller objects, Seller may by prompt notice to Buyer withdraw the offer of that Mortgage Loan.

                  (c) If any submission to Buyer under Section 2.1 shall be incomplete and Buyer shall require completion of the Preliminary Mortgage Loan


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Schedule or Loan Documents to complete Buyer's review, Buyer shall so notify
Seller within three Business Days after Buyer's receipt of such incomplete information or documents. Buyer shall have an additional three Business Days after receipt of the complete Preliminary Loan Schedule and Loan Documents in which to accept such Mortgage Loans by delivery of a Confirmatory Memorandum. Buyer shall promptly return to Seller the originals and copies of all Loan Documents with respect to any Mortgage Loan that Buyer does not accept for purchase.

         2.3 Approval Advice. On occasion, Buyer may deliver to Seller a written Approval Advice whereby Buyer shall agree, in advance of the origination of a specific Mortgage Loan, to purchase that Mortgage Loan from Seller after origination.

         2.4 Buyer's Discretion. Except as to Mortgage Loans that Buyer shall have committed to purchase by an Approval Advice, Buyer shall be under no obligation to purchase any Mortgage Loan offered by Seller and shall have the absolute and sole discretion and option to agree or decline to purchase any Mortgage Loan submitted by Seller for Buyer's review.

                 ARTICLE 3. PURCHASE AND SALE OF MORTGAGE LOANS

         3.1 Purchase and Sale. (a) The purchase and sale of all Mortgage Loans accepted by Buyer shall be completed on the Settlement Date for those Mortgage Loans, which shall be the third Business Day after Buyer's delivery of its Confirmatory Memorandum or such other date as to which the parties shall mutually agree.

                  (a) On each Settlement Date hereunder, Seller shall sell, assign, transfer, convey and deliver to Buyer each of the Mortgage Loans that Buyer has accepted pursuant to the related Confirmatory Memorandum, which sale shall be confirmed by Seller's execution and delivery to Buyer of a Bill of Sale and Assignment dated as of the Settlement Date, together with a Mortgage Loan Schedule listing all of the Mortgage Loans purchased by Buyer on that Settlement and including the information specified in Exhibit B hereto to be included in a Mortgage Loan Schedule.

                  (b) On each Settlement Date, the Purchase Price for the Mortgage Loans purchased on that Settlement shall be paid by Buyer by wire transfer to an account designated by Seller.

         3.2 Delivery of Loan Documents. (a) On or before the Business Day immediately preceding each Settlement Date, Seller shall deliver to Buyer the following for each Mortgage Loan to be purchased on that Settlement Date:

         (1) The original Note bearing all intervening endorsements, endorsed "Pay to the order of BankBoston, N.A., without recourse" and signed in the name of Seller by an authorized officer;

         (2)      The original Mortgage with evidence of recording thereon;

         (3) The originals of all intervening assignments of the Mortgage with evidence of recording thereon showing an unbroken chain of title from the originator of the Mortgage Loan to Seller;

         (4) The original Assignment of Mortgage for each Mortgage Loan, in recordable form, in blank;

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

         (5) The Title Insurance Policy or, in lieu thereof, the title insurer's binder or commitment to issue the Title Insurance Policy with a statement by the title insurer or its authorized agent on such commitment or binder that the priority of the lien of the Mortgage as of the date of the origination of the Mortgage Loan is insured; provided, however, that if a binder or commitment shall be delivered in lieu of the Title Insurance Policy, the Title Insurance Policy in conformity with the binder or commitment shall be delivered to Buyer within sixty (60) days after the Settlement Date;

         (6) If the Mortgage Loan has at any time been subject to any security interest, pledge or hypothecation for the benefit of any person, Seller shall deliver to Buyer, inform satisfactory to Buyer, a certification by the former secured party that such security interest has been released.

                  (b) In the event that Seller cannot deliver to Buyer a duly recorded Mortgage or assignment of Mortgage or any other document required to be recorded under this Agreement when required above solely because of a delay caused by the public recording office when such document(s) has been delivered for recordation, Seller shall deliver to Buyer a certified copy of each such document(s) with a statement thereon signed by an officer of the title insurer, the closing agent or the closing attorney certifying each to be a true and correct copy of document(s) delivered to the appropriate public recording official for recordation. Seller shall deliver to Buyer such recorded document(s) with evidence of recording indicated thereon no later than 15 days after Seller receives such document, but in any event, no later that 120 days from the Settlement Date. In the event that missing documents are not received by Buyer within the above-stated time period strictly as a result of delay caused by the public recording office(s), Buyer may by written consent extend the time for delivery of the missing documents if in Buyer's sole discretion Seller is using prudent and diligent follow-up efforts to obtain and deliver the missing documents. In the event that missing documents are not received by Buyer within the above-stated time period or any extension thereof to which Buyer shall have agreed in Buyer's discretion, Buyer may, at any time thereafter before Buyer's receipt of such missing original documents, exercise any of the remedies provided in Article 5 hereof.

                  (c) Within three Business Days following the Settlement Date, Seller shall deliver to Buyer all other Loan Documents not theretofore delivered or required to have been delivered to Buyer.

         3.3 Conditions of Settlement. Buyer's obligations to purchase Mortgage Loans on each Settlement Date shall be subject to Seller's satisfaction or Buyer's waiver of each of the following conditions:

                  (a) All of Seller's representations and warranties under this Agreement shall be true and correct as of the related Settlement Date and no event shall have occurred which, with notice or the passage of time, would constitute a breach of Seller's representations, warranties or obligations under this Agreement;

                  (b) Buyer shall have received all documents as specified herein, in such forms as are agreed upon and acceptable to Buyer, duly executed by all signatories;

                  (c) Seller shall have delivered to Buyer before the first Settlement Date, in form and substance satisfactory to Buyer, an opinion of Seller's counsel as to the matters in Sections 4.1(a) through (f), inclusive.

                  (d) Seller shall have delivered to Buyer a certificate of Seller's Secretary or Clerk, including a true and correct copy of resolutions of Seller's Board or Directors or other authorization for Seller's execution, delivery and performance of this Agreement and designating the officers or other representatives of Seller authorized to execute and deliver this Agreement, to endorse and deliver Notes, to execute and deliver instruments of assignments and to act for Seller in respect of transactions under this Agreement.

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                  (e) All other terms and conditions of this Agreement shall have been complied with.

         3.4 Title and Possession of Loan Files. Upon payment of the Purchase Price on the Settlement Date, title to the Mortgage Loans, all Loan Documents and all rights, benefits, collateral, payments, recoveries, proceeds and obligations arising therefrom or in connection therewith, shall vest in Buyer. All rights arising out of the Mortgage Loans, including but not limited to all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of Seller on or after the Settlement Date, shall be received and held by Seller in trust for the benefit of Buyer as the owner of the Mortgage Loans and shall promptly be paid and delivered to Buyer.

         3.5 Additional Title Documents. Seller agrees at any time, and from time to time, upon the request of Buyer on and after the applicable Settlement Date hereof to use its best efforts to execute and deliver such further instruments and documents of conveyance as are presented to Seller by or on behalf of Buyer as shall be reasonably necessary to vest or confirm in Buyer legal or equitable title in and to the Mortgage Loans and the Loan Documents.

         3.6 Adjustments. In the event that within sixty days after any Settlement Date either party discovers any error or omission with respect to any payment made by a party pursuant to this Agreement, Seller and Buyer shall consult with each other and use their best efforts to agree to the proper calculation or amount and to pay any appropriate cash adjustments therefor. Neither the correction of any error nor the payment of a cash adjustment in connection therewith shall be deemed a waiver or cure of any breach of a representation or warranty contained in Article 5 hereof unless Buyer waives such breach in writing.

         3.7 Advances. From and after the applicable Settlement Date, Buyer shall make all advances required to be made under any Mortgage Loan that is a HELOC.

               ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

         4.1 General Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of each Settlement Date as follows:

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all required powers and all material governmental licenses, authorization, consents and approvals required to carry on its business as now conducted. In particular, Seller is licensed and qualified to transact a mortgage origination business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise not required under applicable law to effect such licensing and qualification, and no demand for such licensing or qualification has been made upon Seller by any state where a Mortgaged Property is located.

                  (b) Seller has the full power and authority to hold and sell the Mortgage Loans, and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by, this Agreement.

                  (c) The execution, delivery and performance of this Agreement has been duly authorized by all required action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles.

                  (d) The execution and delivery of this Agreement by Seller and the performance by Seller of the obligations to be performed by Seller hereunder do not, and will not, violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Seller or to the corporate charter or by-laws of Seller


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

and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Seller is a party or by which Seller or any of Seller's properties may be bound or affected.

                  (e) No litigation or administrative, investigative or arbitration proceeding is pending or, to the best of Seller's knowledge, threatened against Seller, which if determined adversely to Seller would adversely affect the sale of the Mortgage Loans to Buyer, the execution, delivery or enforceability of this Agreement or which would have a material adverse effect on the financial condition of Seller.

                  (f) No consent, approval, authorization, exemption or order of, or notice to or registration or filing with, any court or governmental agency, authority or administrative or regulatory body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement, the delivery of the Loan Documents to Buyer the sale of the Mortgage Loans to Buyer or the consummation of the transactions contemplated by this Agreement.

                  (g) Seller has not incurred any obligation, made any commitment or taken any action which might result in a claim against Buyer or an obligation by Buyer to pay a sales brokerage commission, finder's fee or similar fee in respect to the transactions between Buyer and Seller as described in this Agreement.

         4.2 Financial Statements. Seller represents and warrants to Buyer that Seller's financial statements furnished by Seller to Buyer were prepared in accordance with generally accepted accounting principles consistently applied, and fully and fairly present the financial condition of Seller as of the respective dates thereof and the results of operations for the respective periods indicated therein, and there has been no material adverse change in the financial condition or business of Seller since the date of the last of such financial statements. During the term of this Agreement, Seller shall deliver to
Buyer:

                  (a) Within 90 days after the last day of each fiscal year of Seller, a copy of Seller's annual financial statement with the report thereon of independent certified public accountants in form generally regarded as unqualified;

                  (b) Within 45 days after the end of each fiscal quarter, Seller's internally prepared financial statements for the fiscal quarter and for the fiscal year-to-date prepared by Seller in accordance with generally accepted accounting principles consistently applied;

                  (c) A copy of any statement or report filed by Seller with any regulatory authority having jurisdiction over Seller, as and when the same shall be filed with the regulatory authority;

                  (d) A copy of any notice received by Seller from any Federal regulatory authority, or any regulatory authority of any state in which Seller conducts business, that asserts a claim or matter which if adversely determined would have a material effect on Seller's business or any Mortgage Loans.

                  (e) Promptly, such other financial information with respect to Seller and its affiliates as Buyer may reasonably request from time to time.

         4.3 Representations and Warranties of Seller As to Each Mortgage Loan. Seller hereby represents and warrants to Buyer that as of each Settlement Date with respect to each Mortgage Loan purchased:

                  (a) All information set forth as to the Mortgage Loan in any Mortgage Loan Schedule is complete, true and correct; all other information furnished to Buyer in writing by Seller with respect to the Mortgage Loan is true and correct; the Loan Documents delivered by Seller to Buyer include all of Seller's records and documents with respect to the Mortgage Loan; and the Mortgage Loan conforms to the Underwriting Guidelines and the conditions of any applicable Approval Advice.


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                  (b) All payments required under the terms of the Note to have been made up to 30 days prior to the Settlement Date have been made, and the first scheduled payment following the Settlement Date shall be made to the Buyer.

                  (c) The Note and the Mortgage have not been assigned or pledged, and Seller has good and marketable title thereto and is the sole owner thereof and has full right to transfer and sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest; and the Assignment of Mortgage has been duly executed by Seller and is in form acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

                  (d) All parties to the Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Note and the Mortgage; the Note and the Mortgage have been duly and properly executed and delivered by such parties; the Note and Mortgage are in every respect genuine and are the legal, valid, binding and enforceable obligations of the Mortgagor; and the Note and Mortgage contain customary, valid, legal and enforceable provisions such as to render the fights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security created thereby.

                  (e) The proceeds of the Mortgage Loan, including any escrows of such proceeds, have been fully disbursed; the Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render the Note or the Mortgage unenforceable, or subject to any fight of rescission, set-off, counterclaim or defense, including the defense of usury; and no such fight of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                  (f) There is no agreement with the Mortgagor regarding any variation of the interest rate or schedules of payment (except as set forth in the Note) or other terms and conditions of the Mortgage Loan; no Mortgagor has been released from liability on the Note; and no property has been released from the Mortgage.

                  (g) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan and the transfer thereof hereunder (including notice of transfer of servicing to Buyer) have been complied with in the origination, servicing and collection of the Mortgage Loan.

                  (h) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials including the notice of the right of cancellation or rescission required by applicable law with respect to the making of the Mortgage Loan and any waiver of any right of cancellation or rescission exercised by the Mortgagor was in accordance with applicable law and is binding on the Mortgagor.

                  (i) The Mortgage was recorded in the appropriate public office of land evidence records concurrently with the origination of the Mortgage Loan so as to perfect the lien of the Mortgage under the law of the jurisdiction in which the Mortgaged Property is located; and the Mortgage is a valid, subsisting and enforceable lien on the Mortgaged Property, including all improvements on the Mortgaged Property securing all advances made through the Settlement Date, subject only to (a) the Permitted Prior Encumbrance, (b) the lien of current real property taxes and assessments not yet due and payable, (c) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and which do not adversely affect the use, value or marketability of the Mortgaged Property, and (d) other matters to which like properties are commonly subject which do not materially interfere with or adversely affect the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.


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                  (j) Seller has not received notice of: (1) any proceeding for the total or partial condemnation of the Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting the Mortgaged Property or (3) or any default under any mortgage, lien or other encumbrance senior to the Mortgage.

                  (k) No Mortgagor in respect of the Mortgage Loan is deceased; there is no proceeding pending for relief by or against any such Mortgagor under the Federal Bankruptcy Code or any state insolvency law; and there are no circumstances or conditions with respect to the Mortgaged Property or any such Mortgagor that can reasonably be expected to cause the Mortgage Loan to become delinquent or to affect adversely the value or marketability of the Mortgaged Property.

                  (l) Where required or customary in the jurisdiction in which the Mortgaged Property is located, Seller has filed for record a request for notice of any action by a senior lienholder under a senior lien, and Seller has notified any senior lienholder in writing of the existence of the Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder.

                  (m) All taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the Mortgaged Property are current.

                  (n) The Appraisal made in connection with the Mortgage Loan was performed by a qualified appraiser in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 applicable to federally related mortgage loans.

                  (o) Seller has not been advised, has received no notice or report and has no knowledge that any hazardous or toxic materials or wastes or products regulated by any law or ordinance or asbestos or asbestos products or materials or polychlorinated biphenyls or urea formaldehyde insulation have been used or employed in the construction, use or maintenance of the Mortgaged Property or have ever been stored, treated at or disposed of on the Mortgaged Property, or that there has occurred or that any person or entity has alleged that there has occurred, upon the Mortgaged Property any spillage, leakage, discharge or release into the air, soil or groundwater of any hazardous material or regulated wastes.

                  (p) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of FNMA and FHLMC. All such insurance policies contain a standard mortgagee clause naming Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

                  (q) All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.


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

                  (r) If the Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (s) Each Note and Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder, unless prohibited by the law of the jurisdiction in which the Mortgaged Property is located.

                  (t) The Mortgage Loan contains no provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or are paid by any source other than the Mortgagor; the Mortgage Loan contains no other similar provisions which may constitute a "buydown" provision; the Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature; and the Mortgage Loan was not made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

                  (u) The Mortgaged Property consists of real property with a single family residence erected thereon, or a two to four family dwelling, or an individual condominium unit, or an individual unit in a planned unit development none of which is a cooperative apartment, and is lawfully occupied under applicable law; and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

                  (v) If the Mortgage Loan is a HELOC, the Mortgage is in form and contains terms sufficient to be an "open-end" mortgage under the laws of the jurisdiction in which the Mortgaged Property is located so as to secure advances made after the initial recording of the Mortgage up to the Maximum Loan Amount with the same priority as advances secured thereby that have been made at the time of recording of the Mortgage.

         4.4 Fair Lending Laws. Without limiting and in addition to the above, Seller acknowledges and understands that Buyer is committed to full compliance with any and all applicable laws, rules, regulations and orders relating to fair lending (the "Fair Lending Laws"). In connection with such commitment, Seller represents, warrants and covenants that it shall not engage in any practice or transaction relating to a Mortgage Loan which would directly or indirectly have the effect of discriminating against any Mortgage Loan applicant on the basis of race, color, religion, national origin, sex, marital status or age (provided that the applicant has the legal capacity to contract), the fact that all or part of the applicant's income derives from any public assistance program, or the fact that the applicant has in good faith exercised any rights under the Consumer Credit Protection Act. Buyer and Seller shall cooperate to develop and implement underwriting criteria and other Mortgage Loan practices which (a) are consistent with safe and sound banking practices and Co) are consistent and comply with the Fair Lending Laws.

               ARTICLE 5. BREACH OF REPRESENTATION AND WARRANTIES

         5.1 Survival of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Article 4 shall survive the sale of the Mortgage Loans and the delivery of the Loan Documents to Buyer and shall inure to the benefit of Buyer, its successors and assigns, notwithstanding any restrictive or qualified endorsement or statement on any Note or Assignment of Mortgage or the examination of any documents by Buyer.

         5.2 Repurchase. (a.) Upon discovery by either Seller or Buyer of a breach of any of the representations and warranties set forth in Article 4 above or if Seller fails to timely deliver a material Loan Document as required hereunder, the party discovering such breach shall give prompt written notice to the other. If Seller shall not correct or cure any such breach within thirty days of its discovery or its receipt of notice of such breach, Seller shall upon demand of Buyer and at the sole option and absolute discretion of Buyer: (1) repurchase the Mortgage Loan(s) affected for the Repurchase Price within thirty days of receipt of written notification; or (2) if the Mortgage Loan(s) has been sold by Buyer or the Mortgaged Property(ties) has been liquidated or sold by Buyer, Seller shall, within thirty days of written notification, pay Buyer the Repurchase Price (including the costs of the liquidation or sale), less the net proceeds from the sale of the Mortgage Loan or the sale or liquidation of the Mortgaged Property. (b.) If the first scheduled payment after the Settlement Date for the Mortgage Loan shall not be made by the Mortgagor to the Buyer within the grace period specified in the applicable Note, the seller shall repurchase that Mortgage Loan for the Repurchase Price within thirty days after written demand from Buyer.

         5.3 Reassignment. Upon receipt of the Repurchase Price, in immediately available funds, Buyer shall reassign the Mortgage Loan affected and any right Buyer may have in the relevant Mortgaged Property to Seller free and clear of all liens, encumbrances, claims, or interest of any person or entity claiming by, through, or under Buyer without recourse and shall execute and deliver to Seller in recordable from and assignment of Buyer's beneficial interest in the affected Mortgage, as well as other documents necessary to reflect the reassignment of any title protection and insurance policies.

         5.4 Buyer's Right to Liquidate. In the event that Seller does not repurchase a Mortgage Loan within thirty days of notification by Buyer as required by Section 5.2 above, any action taken by Buyer to sell or liquidate a Mortgage Loan or Mortgaged Property in good faith and in a commercially reasonable manner shall be final and conclusively binding upon Seller in determining the amount payable by Seller to Buyer under Section 5.2 above.

         5.5 Indemnification by Seller. In addition to the foregoing obligations under this Article, Seller shall indemnify Buyer and hold Buyer and its parent, subsidiaries, affiliates, directors, officers and employees harmless against any claim, action, demand, proceeding and suit, whether or not groundless, and against every liability, cost or damage (including reasonable legal fees and related costs), arising out of or directly or indirectly from: (i) any material breach of Seller's representations and warranties contained in Article 4, (ii) any other breach of this Agreement by Seller or its agents, officers or employees, unless such breach arises out of an act or omission of Buyer, and
(iii) any other act or omission by Seller or its agents, officers or employees with respect to any Mortgage Loan up to and including the Settlement Date as to such Mortgage Loan.

         5.6 Indemnification by Buyer. Buyer shall indemnify Seller and hold Seller and its parent, subsidiaries, affiliates, directors, officers and employees harmless against any claim, action, demand, proceeding and suit, whether or not groundless, and against every liability, cost or damage (including reasonable legal fees and related costs), arising out of or directly or indirectly from any act or omission by Buyer or its agents, officers or employees with respect to any Mortgage Loan after the Settlement Date unless such act or omission arises from Seller's breach of its obligations.

         5.7 Indemnification Generally. (a) A claim for indemnification pursuant to this Article shall be made, if at all, within five (5) years after the applicable Settlement Date notwithstanding any statute of limitations that may specify a shorter period, the provisions of which are hereby waived.

                  (b) As a condition of any claim for indemnification under this Article, the indemnifying party shall be given timely notice of any claim or demand as to which indemnification may be claimed and shall have the right, together with the indemnified party, to participate in the defense, compromise or settlement thereof through the indemnifying party's own attorney and at the indemnifying party's expense.

                     ARTICLE 6. REFINANCINGS AND PREPAYMENTS

         6.1 Non-Solicitation of Mortgagors. For three (3) years from and after the Settlement Date as to any Mortgage Loan, Seller nor any officer, employee, agent or representative of Seller shall knowingly solicit any Mortgagor in respect of that Mortgage Loan, either singly or as part of a group, on behalf of Seller or any other entity in any manner that would encourage prepayment of any Mortgage Loan, except that Seller may continue to make general solicitations to the public and may advertise, sell and provide all financial services offered by Seller.

         6.2 Refinancings by Seller sold to Buyer. In the event a Mortgagor refinances a Mortgage Loan with Seller or any affiliate of Seller, and such refinanced Mortgage Loan is then owned or serviced by Buyer or Buyer otherwise retains a financial interest in the Mortgage Loan, Seller will offer Buyer the right of first refusal to purchase the refinancing loan. If Buyer purchases the refinancing loan, Buyer will pay to Seller the normal premium percentage on the refinancing loan.

         6.3 Prepayments. If any Mortgage Loan is prepaid by the Mortgagor, other than by a refinancing by Buyer or any of its subsidiaries or affiliates, Seller shall pay to Buyer, upon demand by Buyer, the appropriate percentage specified below of the Premium, if any, initially paid by Buyer to Seller with respect to the prepaid Mortgage Loan:

                  (a) If the Mortgage Loan is prepaid within twelve months after the Settlement Date of such Mortgage Loan, the entire Premium less one twelfth (1/12th) of the Premium for each month from the Settlement Date of such Mortgage Loan to the date of prepayment; or

                  (b) If the Mortgage Loan is prepaid more than twelve months after the Settlement Date of such Mortgage Loan, none of the Premium.

Any premium rebate by Seller hereunder shall be offset by any prepayment premium specified in the Loan Documents to the extent such prepayment premium is collected by Buyer, provided that Buyer shall use reasonable efforts to collect the prepayment premium except where there is a substantial question as to the enforceability of the prepayment premium.

         6.4 Insurance Prepayment. Insurance refund or credits of any kind whatsoever shall be the sole responsibility of Seller in the event of prepayment of any Mortgage Loan, cancellation of insurance or any other event requiring refunding or crediting of unearned insurance premiums. Upon Buyer's demand, Seller shall pay to Buyer, from the Seller's own funds, any required insurance premium rebate resulting from the prepayment, cancellation, refinancing or other termination of any Mortgage Loan. Upon any such payment, Buyer shall assign Seller any rights of Buyer against the insurer for any rebate made to Mortgagor.

                            ARTICLE 7. MISCELLANEOUS

         7.1 Termination. This Agreement shall terminate upon the earliest to occur of the following:

                  (a) The first anniversary of the date of this Agreement, provided that the term of this Agreement shall thereafter be extended from year-to-year unless terminated by either party by written notice to the other not less than thirty days before the end of the then current term; or

                  (b) The termination date specified by either party by written notice to the other, which shall not be less than thirty days after the date of such notice.

The representations and warranties made by Seller as to any Mortgage Loan purchased by Buyer during the term of this Agreement and the obligations of the parties hereunder in respect of such Mortgage Loans shall survive the termination of this Agreement.

         7.2 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understanding, both written and oral, between Buyer and Seller with respect to the subject matter hereof.

         7.3 Headings. The headings and subheadings of Articles and Sections contained in this Agreement, except the terms identified for definition in
Article 1 and elsewhere in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

         7.4 Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

         7.5 Public Announcements. Neither Buyer nor Seller shall make any public announcement or disclosure concerning this Agreement without the consent of the other party, except as may be required by law.

         7.6 Successors and Assigns. All terms and conditions of this Agreement shall be binding on the successors and assigns of Seller and Buyer. Seller shall not, without the prior written consent of Buyer, assign any of its rights or obligations hereunder.

         7.7 Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Buyer and Seller any legal or equitable rights, benefits, claims or remedies of any nature whatsoever or by reason of this Agreement or any provisions contained herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of Seller and Buyer, and their successors and permitted assigns, and for the benefit of no other person.

         7.8 Modification. No amendment or other modification of this Agreement shall be effective except pursuant to a written agreement executed by the duly authorized representatives of Buyer and Seller.

         7.9 No Agency or Partnership. This is an agreement of purchase and sale; no partnership or joint venture is created by this Agreement. Neither party is constituted or appointed as the agent or representative of the other party, and neither party is authorized or empowered to enter into any agreement or incur any obligation on the other party's behalf or commit the other party in any manner or thing whatsoever.

         7.10 Notices. Any notice, request, demand, consent, approval or other communication to any party hereto shall be effective when received and shall be given in writing, and delivered in person against receipt therefor, or sent by certified mail, postage prepaid, or courier service or confirmed facsimile at this address set forth below or at such other address as it shall hereafter furnish in writing to the others. Where any provision of this Agreement directs a method of communication or notification, such method must be used for such communication or notification. All such notices and other communications shall be deemed given on the date received by the addressee.

                  If to Seller, to:

                  Westmark Mortgage Corporation
                  8000 North Federal Highway
                  Boca Raton, FL 33487
                  Attention: Payton Story, III
                  Telephone No.:  561-526-3300
                  Facsimile No.: 561-526-3309

                  If to Buyer, to:

                  BankBoston, N.A.
                  15 Westminster Street
                  Providence, RI 02903
                  Attention: Paul C. Mangelsdorf III, Director of Consumer Asset Finance
                  Telephone No.: 401-278-8209
                  Facsimile No.: 401-278-7952

         7.11 Waiver. Seller and Buyer may waive their respective fights, powers or privileges under this Agreement; provided, that such waiver shall be in writing; and further provided, that no failure or delay on the part of Seller or Buyer to exercise any of its respective rights, powers or privileges under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by Seller or Buyer under the terms of this Agreement.

         7.12 Costs, Fees and Expenses. (a) If any legal proceeding is instituted by either party against the other under this Agreement or in respect to any Mortgage Loan, the non-prevailing party shall also be required to pay the prevailing party's costs and expenses of such litigation, including reasonable attorney fees.

                  (b) Except as otherwise provided in this Agreement, each party agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel.

         7.13 Severability. If any provision of this Agreement is invalid or unenforceable, then, to the extent such invalidity or unenforceability shall not deprive either party of any material benefit intended to be provided by this Agreement, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

         7.14 Remedies. The parties agree that immediate and irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         7.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Seller and Buyer each has caused this Agreement to be executed on its behalf by its duly authorized representative, all as of the date first above written,

Seller:                             Westmark Mortgage Corporation

                                    By:     /s/ Payton Story, III
                                    -----------------------------
                                    Name:  Payton Story, III
                                    -----------------------------
                                    Title:  President and Chief Operating
                                    Officer
                                    -----------------------------

Buyer:                              BankBoston, N.A.

                                    By:     /s/ Paul C. Mangelsdorf III
                                    -----------------------------
                                    Name:   Paul C. Mangelsdorf III
                                    -----------------------------
                                    Title:  Director, Consumer Asset Finance
                                    -----------------------------

                                    EXHIBIT A

                                 LOAN DOCUMENTS

(1)      The Note;

(2)      The Mortgage;

(3) All intervening assignments of the Mortgage with evidence of recording thereon showing an unbroken chain of title from the originator of the Mortgage Loan to Seller;

(4)      The Assignment of Mortgage;

(5)      The Title Insurance Policy;

(6) Federal and state Fair Lending and Equal Credit Notices including the truth-in-lending statement and rescission notices;

(7) The Appraisal and, if the Mortgaged Property had been purchased by the Mortgagor within 12 months prior to the origination of the Mortgage, a copy of the settlement sheet or other evidence as to the purchase price paid for the Mortgaged Property; and

(8)      The Mortgagor's loan application;

(9) Credit reports with respect to the Mortgagor obtained in connection with the Mortgagor's application;

(10) All written communications and memoranda of oral communications with the Mortgagor in respect of the Mortgage Loan;

(11) All records of disbursements made and payments received in respect of the Mortgage Loan;

(12) All insurance policies, binders, and certificates in respect of the Mortgage Property.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

 (1)     Loan number
 (2)     Mortgagor's name
 (3) Street Address of Mortgaged Property, including city, state and zip code
 (4)     Principal Amount
 (5)     Interest Rate
 (6)     Maturity Date
 (7)     Next payment due date
 (8)     Appraised Value
 (9)     Prior Encumbrance Holder
 (8)     Prior Encumbrance Amount Secured
 (9)     LTV
(10)     Prepayment Premium
(11)     Maximum Loan Amount

                                    EXHIBIT C

                           BILL OF SALE AND ASSIGNMENT

         BILL OF SALE AND ASSIGNMENT, dated ____________________________ from _____________________________________________ ("Seller") to BankBoston
("Buyer").

         FOR VALUE RECEIVED, pursuant to the Master Agreement for Sale and Purchase of Mortgage Loans dated as of by and between the Seller and the Buyer (the "Agreement"), the Seller does hereby sell, assign, transfer and convey unto Buyer, its successors and assigns, all of the undersigned Seller's right, title and interest in, to and under each and every Mortgage Loan (the "Mortgage Loans") identified on the Mortgage Loan Schedule appended hereto, together with all right, title and interest in, to and under all documents, agreements, instruments and records in respect thereof and all rights, benefits, collateral, payments, recoveries, proceeds and obligations arising therefrom or in connection therewith.

         And Seller hereby represents, warrants and confirms to Buyer that all of Seller's representations and warranties made in or pursuant to the Agreement are true and correct as of the date hereof and no event has occurred which, with notice or the passage of time, would constitute a breach of Seller's representations, warranties or obligations under the Agreement.

         And Seller hereby grants to Buyer a power of attorney, with full power of substitution, to execute in Seller's name and on Seller's behalf such notices, endorsements (including, without limitation, endorsements of the Notes), consents, Assignment of Mortgages, and other instruments and documents which may be necessary in Buyer's judgment to evidence the assignment of the Mortgage Loans or to record or otherwise perfect Buyer's interest therein, or which may be otherwise consistent with the sale and assignment of the Mortgage Loans effected under the Agreement. This power of attorney is coupled with an interest and is irrevocable.

         All terms used herein and not otherwise defined shall have the meeting set forth in the Agreement.

         This Bill of Sale and Assignment is made WITHOUT RECOURSE OR WARRANTY to the Seller, except to the extent specifically provided for in the Agreement.

         IN WITNESS WHEREOF, the undersigned Seller has caused this Bill of Sale and Assignment to be executed on its behalf by its duly authorized officer, this _______ day of ______________________.

Seller:

                                                     By:________________________
                                                     Print Name:________________
                                                     Title:_____________________

                            [NOTARIAL ACKNOWLEDGMENT]

                                    EXHIBIT D

                              MORTGAGE LOAN PRICING

A. The Premium for fixed rate Mortgage Loans shall be calculated as follows:

         The Premium (expressed in points) for each Mortgage Loan will be equal to:

         Loan Interest Rate - Buy Rate
         -----------------------------
                 40 basis points

         Where the Buy Rate and the Loan Interest Rate are expressed in basis points, and the Buy Rate is as defined in the Wholesale Pricing Matrix as periodically amended. Buyer will not purchase any loan where the Loan Interest Rate exceeds the Buy Rate by more than 400 basis points.

B. The Premium for variable rate Mortgage Loans based on an index rate, such as 6-month LIBOR, shall be calculated as follows:

         The Premium (expressed in points) for each Mortgage Loan will be equal to:

         Loan Margin - Buy Rate Margin
         -----------------------------
                 35 basis points

         Where the Loan Margin is defined as the Loan Interest Rate less the index rate applicable to the loan, all expressed in basis points. Buy Rate Margin is as defined in the Wholesale Pricing Matrix as periodically amended. Buyer will not pay a Premium that exceeds 5 points.

C.       The Premium for HELOCs shall be calculated as follows:

         The Premium (expressed in points) for each HELOC will be equal to:

         Loan Margin - Buy Rate Margin
         -----------------------------
                 25 basis points

         Where the Loan Margin is defined as the Loan Interest Rate less the index rate applicable to the loan, all expressed in basis points. Buy Rate Margin is as defined in the Wholesale Pricing Matrix as periodically amended. The Premium will be paid only on the Loan balance outstanding at the time of purchase. Buyer will not pay a Premium that exceeds 4 points.

D.       The following terms apply to the Mortgage Loans:

         1) Buy-downs will not be accepted.
         2) The above terms may change at any time subject to the Buyer's discretion.